Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 2, 2000, relating to the financial statements and financial statement schedules of eXcelon Corporation, which appear in eXcelon Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PRICEWATERHOUSECOOPERS LLP
--------------------------------
Boston, Massachusetts
August 1, 2000